UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 26, 2005

United PanAm Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

California	94-3211687
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Commission file number: 000-24051

3990 Westerly Place, Suite 200

Newport Beach, California 92660

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (949) 224-1917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Second Amended and Restated Registration Rights Agreement

On July 26, 2005, United PanAm Financial Corp., a Delaware corporation (“Registrant”), BVG West Corp., a Delaware corporation (“BVG”), and Pan Am Financial, L.P., a Delaware limited partnership (the “Partnership”) entered into that certain Second Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). The Registration Rights Agreement amends and restates that certain Amended and Restated Registration Rights Agreement dated as of September 29, 2004.

Pursuant to the Registration Rights Agreement, in order to facilitate the orderly distribution of Registrant’s common stock held by the Partnership, Registrant agreed to grant certain enhanced registration rights to the Partnership, which is in the process of being dissolved and liquidated, in exchange for the Partnership’s agreement to limit sales and distributions of shares of Registrant’s common stock held by it during the period of its liquidation. Subject to the terms and conditions of the Registration Rights Agreement, the Partnership may make up to two demands of Registrant to register (a) all shares of Registrant’s common stock currently owned by the Partnership, other than shares distributed by the Partnership to its partners on or before December 31, 2005 (the “Distributed Shares”), (b) Distributed Shares which may be re-contributed to the Partnership, (c) shares of Registrant’s common stock received pursuant to the Merger (as defined below) and thereafter contributed to the Partnership, and (d) any securities of Registrant issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) by way of a stock split, stock dividend, recapitalization, merger or other distribution with respect to, or in exchange for, or in replacement of, the common stock of Registrant referred to in (a), (b), or (c) above (collectively, the “Registrable Securities”).

Amended and Restated Agreement and Plan of Merger

On July 26, 2005, Registrant, a Delaware corporation to be organized by Registrant (“Newco”), BVG, and Guillermo Bron entered into that certain Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement amends and restates that certain Agreement and Plan of Merger dated November 11, 2003.

Pursuant to the Merger Agreement, and in connection with the transactions contemplated by the Registration Rights Agreement discussed above, BVG will merge with and into Newco (the “Merger”), and the stockholders of BVG will receive shares of common stock of Registrant in exchange for their shares of BVG common stock. As a result of the Merger, the separate corporate existence of BVG will cease, and Newco will remain a wholly-owned subsidiary of Registrant. As discussed above, any shares of Registrant’s common stock received by stockholders of BVG pursuant to the Merger may be contributed by such stockholders to the Partnership, at which time such shares of Registrant’s common stock will be deemed Registrable Securities for purposes of the Registration Rights Agreement.

The terms of the Registration Rights Agreement and the Merger Agreement were established in arms-length negotiations with the Partnership, BVG, and Guillermo Bron, each of whom beneficially owns a significant number of shares of Registrant’s common stock.

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BVG, which serves as the general partner of the Partnership, is controlled by Guillermo Bron, who is the Chairman of Registrant’s Board of Directors.

The above descriptions of the Registration Rights Agreement and the Merger Agreement do not purport to be complete statements of the parties’ rights and obligations thereunder. The above descriptions are qualified in their entirety by reference to the Registration Rights Agreement and the Merger Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 10.1, respectively, and are incorporated into this Item 1.01 by reference.

Item 9.01 Exhibits.

(c) Exhibits

EXHIBIT NUMBER	DESCRIPTION

4.1	Second Amended and Restated Registration Rights Agreement dated July 26, 2005 by and among United PanAm Financial Corp., BVG West Corp., and Pan Am Financial, L.P.

10.1	Amended and Restated Agreement and Plan of Merger dated July 26, 2005 by and among United
PanAm Financial Corp., a Delaware corporation to be organized by United PanAm Financial Corp.,
BVG West Corp., and Guillermo Bron.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United PanAm Financial Corp.
(Registrant)

Dated: July 29, 2005	By:	/s/ Garland Koch

	Name:	Garland Koch
	Title:	Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Second Amended and Restated Registration Rights Agreement dated July 26, 2005 by and among United PanAm Financial Corp., BVG West Corp., and Pan Am Financial, L.P.

10.1	Amended and Restated Agreement and Plan of Merger dated July 26, 2005 by and among United PanAm Financial Corp., a Delaware corporation to be organized by United PanAm Financial Corp., BVG West Corp., and Guillermo Bron.

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